Exhibit 99.1

Camping World Holdings, Inc. Reports First Quarter 2021 Results and Raises Full Year Guidance

LINCOLNSHIRE, IL--(BUSINESS WIRE)--May 4, 2021--Camping World Holdings, Inc. (NYSE: CWH) (the “Company”), America’s Recreation Dealer, today reported results for the first quarter ended March 31, 2021.

First Quarter Operating Highlights

  Revenue increased by $530.5 million to $1.558 billion
  Gross profit increased by $217.8 million to $520.5 million, and gross margin increased by 395 basis points to 33.4%
  Income from operations increased by $155.3 million to $168.6 million
  Net income increased by $161.6 million to $147.4 million and included long-lived asset impairment and restructuring costs of $3.6 million related to the 2019 Strategic Shift. Net income margin was 9.5% versus a net loss margin of 1.4% for the first quarter of 2020
  Diluted earnings per share of Class A common stock and adjusted earnings per share - diluted(1) of Class A common stock were each $1.40
  Adjusted EBITDA(1) increased by $153.3 million to $189.3 million and adjusted EBITDA margin(1) was 12.2% for the first quarter versus 3.5% for the first quarter of 2020
  Vehicle inventories decreased by $299.6 million: new vehicle inventories were down $338.7 million and used vehicle inventories were up $39.1 million
  Products, parts, accessories and other inventories increased by $49.6 million to $284.2 million

Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. stated, “As a result of our financial performance during the three months ended March 31, 2021, the continued strength of our business and the confidence in our business model, we are raising our 2021 fiscal year guidance(2) of Adjusted EBITDA of $640 million to $690 million to a revised Adjusted EBITDA of $770 million to $810 million.”

________________
(1)

Adjusted earnings per share – diluted, adjusted EBITDA and adjusted EBITDA Margin are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release. A reconciliation for the Company’s Adjusted EBITDA outlook to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, in 2021 the Company expects equity-based compensation of approximately $27-30 million, depreciation and amortization of approximately $53-58 million, other interest expense of approximately $47-50 million, and restructuring charges of approximately $10-13 million, each of which is a reconciling item to Net Income.

(2)	Prior guidance provided on February 25, 2021.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s first quarter 2021 financial results is scheduled for today, May 4, 2021, at 8:30 am Eastern Time. Investors and analysts can participate on the conference call by dialing (866) 548-4713 or (323) 794-2093 and using conference ID# 2210962. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company had a minority economic interest in CWGS, LLC through March 11, 2021. As of March 31, 2021, the Company owned 50.9% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the first quarter ended March 31, 2021 to our financial results from the first quarter ended March 31, 2020.

About Camping World Holdings, Inc.

Camping World Holdings, Inc. (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including statements regarding strength of our business, our long-term plan and our financial outlook. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic, which has had, and could have in the future, certain negative impacts on our business; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on six fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers and lending institutions; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In Thousands Except Per Share Amounts)

	Three Months Ended March 31,
	2021	2020
Revenue:
Good Sam Services and Plans	$40,871	$47,208
RV and Outdoor Retail
New vehicles	821,976	497,317
Used vehicles	294,257	206,665
Products, service and other	251,270	172,623
Finance and insurance, net	138,254	92,456
Good Sam Club	11,153	11,004
Subtotal	1,516,910	980,065
Total revenue	1,557,781	1,027,273

Costs applicable to revenue (exclusive of depreciation
and amortization shown separately below):
Good Sam Club Services and Plans	14,424	21,859
RV and Outdoor Retail
New vehicles	643,680	426,442
Used vehicles	223,193	163,793
Products, service and other	154,146	110,269
Good Sam Club	1,844	2,247
Subtotal	1,022,863	702,751
Total costs applicable to revenue	1,037,287	724,610

Gross profit:
Good Sam Services and Plans	26,447	25,349
RV and Outdoor Retail
New vehicles	178,296	70,875
Used vehicles	71,064	42,872
Products, service and other	97,124	62,354
Finance and insurance, net	138,254	92,456
Good Sam Club	9,309	8,757
Subtotal	494,047	277,314
Total gross profit	520,494	302,663

Operating expenses:
Selling, general, and administrative	337,034	267,656
Depreciation and amortization	12,701	14,078
Long-lived asset impairment	546	6,569
Lease termination	1,756	584
(Gain) loss on disposal of assets	(99)	511
Total operating expenses	351,938	289,398
Income from operations	168,556	13,265

Other income (expense):
Floor plan interest expense	(3,390)	(8,604)
Other interest expense, net	(12,223)	(14,658)
Tax Receivable Agreement liability adjustment	(3,520)	–
Other income, net	45	–
Total other expense	(19,088)	(23,262)

Income (loss) before income taxes	149,468	(9,997)
Income tax expense	(2,043)	(4,132)
Net income (loss)	147,425	(14,129)
Less: net (income) loss attributable to non-controlling interests	(85,103)	5,969
Net income (loss) attributable to Camping World Holdings, Inc.	$62,322	$(8,160)

Earnings (loss) per share of Class A common stock:
Basic	$1.43	$(0.22)
Diluted	$1.40	$(0.22)
Weighted average shares of Class A common stock outstanding:
Basic	43,584	37,534
Diluted	90,238	37,534

Camping World Holdings, Inc.
Supplemental Data	Three Months Ended March 31,		Increase		Percent
	2021	2020	(decrease)		Change
Unit sales
New vehicles	21,433	14,208	7,225		50.9%
Used vehicles	10,319	8,682	1,637		18.9%
Total	31,752	22,890	8,862		38.7%
Average selling price
New vehicles	$38,351	$35,003	$3,348		9.6%
Used vehicles	$28,516	$23,804	$4,712		19.8%

Same store unit sales
New vehicles	20,028	13,838	6,190		44.7%
Used vehicles	9,742	8,484	1,258		14.8%
Total	29,770	22,322	7,448		33.4%

Same store revenue ($ in 000's)
New vehicles	$771,283	$484,825	$286,458		59.1%
Used vehicles	279,514	202,191	77,323		38.2%
Products, service and other	167,907	126,866	41,041		32.3%
Finance and insurance, net	129,925	90,379	39,546		43.8%
Total	$1,348,629	$904,261	$444,368		49.1%

Average gross profit per unit
New vehicles	$8,319	$4,988	$3,330		66.8%
Used vehicle	$6,887	$4,938	$1,949		39.5%
Finance and insurance, net per vehicle unit	$4,354	$4,039	$315		7.8%
Total vehicle front-end yield(1)	$12,208	$9,008	$3,199		35.5%

Gross margin
Good Sam Services and Plans	64.7%	53.7%	1,101	bps
New vehicles	21.7%	14.3%	744	bps
Used vehicles	24.2%	20.7%	341	bps
Products, service and other	38.7%	36.1%	253	bps
Finance and insurance, net	100.0%	100.0%	unch.	bps
Good Sam Club	83.5%	79.6%	389	bps
Subtotal RV and Outdoor Retail	32.6%	28.3%	427	bps
Total gross margin	33.4%	29.5%	395	bps

Inventories ($ in 000's)
New vehicles	$715,085	$1,053,802	$(338,717)		(32.1%)
Used vehicles	190,176	151,058	39,118		25.9%
Products, parts, accessories and misc.	284,203	234,555	49,648		21.2%
Total RV and Outdoor Retail inventories	$1,189,464	$1,439,415	$(249,951)		(17.4%)

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$4,334	$6,712	$(2,378)		(35.4%)
Used vehicle inventory per dealer location	$1,153	$962	$190		19.8%

Vehicle inventory turnover(2)
New vehicle inventory turnover	3.8	2.1	1.7		81.4%
Used vehicle inventory turnover	5.2	4.6	0.6		12.6%

Retail locations
RV dealerships	165	157	8		5.1%
RV service & retail centers	10	10	-		0.0%
Subtotal	175	167	8		4.8%
Other retail stores	1	1	-		0.0%
Total	176	168	8		4.8%

Other data
Active Customers(3)	5,488,280	5,131,687	356,593		6.9%
Good Sam Club members	2,120,143	2,094,134	26,009		1.2%
Finance and insurance, net gross profit as a % of total vehicle revenue	12.4%	13.1%	(75)	bps	n/a
Same store locations	158	n/a	n/a		n/a
(1)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail units sold.
(2)	Inventory turnover calculated as vehicle costs applicable to revenue divided by average quarterly ending vehicle inventory over the last twelve months.
(3)

An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement. The Active Customer quantity as of March 31, 2020 has been revised to 5,131,687 from 4,921,246 for a correction to the Active Customers for our specialty retail business.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
($ in Thousands Except Per Share Amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$256,870	$166,072
Contracts in transit	165,751	48,175
Accounts receivable, net	89,142	83,422
Inventories	1,189,508	1,136,345
Prepaid expenses and other assets	51,082	60,211
Total current assets	1,752,353	1,494,225
Property and equipment, net	405,035	367,898
Operating lease assets	767,256	769,487
Deferred tax asset, net	213,180	165,708
Intangibles assets, net	29,185	30,122
Goodwill	420,135	413,123
Other assets	16,016	15,868
Total assets	$3,603,160	$3,256,431
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$245,261	$148,462
Accrued liabilities	185,788	137,688
Deferred revenues	88,006	88,213
Current portion of operating lease liabilities	63,007	62,405
Current portion of finance lease liabilities	2,585	2,240
Current portion of Tax Receivable Agreement liability	8,089	8,089
Current portion of long-term debt	12,174	12,174
Notes payable – floor plan, net	539,687	522,455
Other current liabilities	66,748	53,795
Total current liabilities	1,211,345	1,035,521
Operating lease obligations, net of current portion	801,181	804,555
Finance lease obligations, net of current portion	37,791	27,742
Tax Receivable Agreement liability, net of current portion	167,457	137,845
Revolving line of credit	20,885	20,885
Long-term debt, net of current portion	1,120,581	1,122,675
Deferred revenues	64,269	61,519
Other long-term liabilities	55,001	54,920
Total liabilities	3,478,510	3,265,662
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 46,112,336 issued and 45,388,998 outstanding as of March 31, 2021 and 43,083,008 issued and 42,226,389 outstanding as of December 31, 2020	458	428
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued as of March 31, 2021 and December 31, 2020; and 43,151,528 and 45,999,132 outstanding as of March 31, 2021 and December 31, 2020	4	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of March 31, 2021 and December 31, 2020	–	–
Additional paid-in capital	69,209	63,342
Treasury stock, at cost; 439,166 and 572,447 shares as of March 31, 2021 and December 31, 2020	(11,651)	(15,187)
Retained earnings (deficit)	30,155	(21,814)
Total stockholders' equity attributable to Camping World Holdings, Inc.	88,175	26,774
Non-controlling interests	36,475	(36,005)
Total stockholders' equity (deficit)	124,650	(9,231)
Total liabilities and stockholders' equity (deficit)	$3,603,160	$3,256,431

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

Camping World Holdings, Inc.

	Three Months Ended March 31,
(In thousands except per share amounts)	2021	2020
Numerator:
Net income (loss)	$147,425	$(14,129)
Less: net (income) loss attributable to non-controlling interests	(85,103)	5,969
Net income (loss) attributable to Camping World Holdings, Inc. — basic	62,322	(8,160)
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	63,980	—
Net income (loss) attributable to Camping World Holdings, Inc. - diluted	$126,302	$(8,160)
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	43,584	37,534
Dilutive options to purchase Class A common stock	165	—
Dilutive restricted stock units	955	—
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	45,534	—
Weighted-average shares of Class A common stock outstanding — diluted	90,238	37,534

Earnings (loss) per share of Class A common stock — basic	$1.43	$(0.22)
Earnings (loss) per share of Class A common stock — diluted	$1.40	$(0.22)

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	—	738
Restricted stock units	1	1,732
Common units of CWGS, LLC that are convertible into Class A common stock	—	51,649

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP Financial Measures. In evaluating these non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on disposal of assets and other expense, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures, which are net income (loss) and net income (loss) margin, respectively (unaudited):

	Three Months Ended
	March 31,
($ in thousands)	2021	2020

EBITDA:
Net income (loss)	$147,425	$(14,129)
Other interest expense, net	12,223	14,658
Depreciation and amortization	12,701	14,078
Income tax expense	2,043	4,132
Subtotal EBITDA	174,392	18,739
Long-lived asset impairment (a)	546	6,569
Lease termination (b)	1,756	584
(Gain) loss on disposal of assets, net (c)	(99)	511
Equity-based compensation (d)	6,109	3,312
Tax Receivable Agreement liability adjustment (e)	3,520	—
Restructuring costs (f)	3,067	6,282
Adjusted EBITDA	$189,291	$35,997

	Three Months Ended
	March 31,
(as percentage of total revenue)	2021	2020

EBITDA margin:
Net income (loss) margin	9.5%	(1.4%)
Other interest expense, net	0.8%	1.4%
Depreciation and amortization	0.8%	1.4%
Income tax expense	0.1%	0.4%
Subtotal EBITDA margin	11.2%	1.8%
Long-lived asset impairment (a)	0.0%	0.6%
Lease termination (b)	0.1%	0.1%
(Gain) loss on disposal of assets, net (c)	(0.0%)	0.0%
Equity-based compensation (d)	0.4%	0.3%
Tax Receivable Agreement liability adjustment (e)	0.2%	—
Restructuring costs (f)	0.2%	0.6%
Adjusted EBITDA margin	12.2%	3.5%
(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the loss on the termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.

(c)	Represents an adjustment to eliminate the gains and losses on disposal and sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(e)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(f)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs do not include lease termination costs, which are presented separately above.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, long-lived asset impairment, lease termination costs, gains and losses on disposal of assets and other expense, net, equity-based compensation, Tax Receivable Agreement liability adjustment, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures:

	Three Months Ended
	March 31,
(In thousands except per share amounts)	2021	2020
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$62,322	$(8,160)
Adjustments related to basic calculation:
Long-lived asset impairment (a):
Gross adjustment	546	6,569
Income tax expense for above adjustment (b)	—	(13)
Lease termination (c):
Gross adjustment	1,756	584
Income tax expense for above adjustment (b)	(39)	—
(Gain) loss on disposal of assets (d):
Gross adjustment	(99)	511
Income tax expense for above adjustment (b)	(1)	(1)
Equity-based compensation (e):
Gross adjustment	6,109	3,312
Income tax expense for above adjustment (b)	(654)	(302)
Tax Receivable Agreement liability adjustment (f):
Gross adjustment	3,520	—
Income tax expense for above adjustment (b)	(898)	—
Restructuring costs (g):
Gross adjustment	3,067	6,282
Income tax expense for above adjustment (b)	(13)	(35)
Adjustment to net (income) loss attributable to non-controlling interests resulting from the above adjustments (h)	(5,809)	(9,994)
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – basic	69,807	(1,247)
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (i)	90,912	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (j)	(21,852)	—
Assumed income tax expense of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the dilutive exchange of common units in CWGS, LLC (k)	(12,919)	—
Adjusted net income (loss) attributable to Camping World Holdings, Inc. – diluted	$125,948	$(1,247)
Denominator:
Weighted-average Class A common shares outstanding – basic	43,584	37,534
Adjustments related to diluted calculation:
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (l)	45,534	—
Dilutive options to purchase Class A common stock (l)	165	—
Dilutive restricted stock units (l)	955	—
Adjusted weighted average Class A common shares outstanding – diluted	90,238	37,534

Adjusted earnings per share - basic	$1.60	$(0.03)
Adjusted earnings per share - diluted	$1.40	$(0.03)

Anti-dilutive amounts (m):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (i)	$-	$4,025
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (j)	$-	$(5,734)
Assumed income tax benefit of combining C-corporations with full or partial valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (k)	$-	$8,143
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (l)	—	51,649
Anti-dilutive restricted stock units (l)	—	284

(a)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(b)

Represents the current and deferred income tax expense or benefit effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses an effective tax rate of 25.5% and 25.0% for the adjustments for 2021 and 2020, respectively, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(c)

Represents the loss on termination of operating leases, relating primarily to the 2019 Strategic Shift, resulting from the lease termination fees and the derecognition of the operating lease assets and liabilities.

(d)	Represents an adjustment to eliminate the gains and losses on sales of various assets.
(e)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(f)	Represents an adjustment to eliminate the loss on remeasurement of the Tax Receivable Agreement primarily due to changes in our blended statutory income tax rate.
(g)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits relating to retail store or distribution center closures/divestitures, incremental inventory reserve charges, and other associated costs. These costs exclude lease termination costs, which are presented separately above.

(h)

Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 51.1% and 57.9% for the three months ended March 31, 2021 and 2020, respectively.

(i)

Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(j)

Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses an effective tax rate of 25.5% and 25.0% for the adjustments for the 2021 and 2020 periods, respectively.

(k)

Typically represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. However, for the three months ended March 31, 2021, this adjustment included the reversal of the $14.9 million release of valuation allowance for Camping World, Inc. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rate of 25.5% and 25.0% during 2021 and 2020 periods, respectively, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods were included in these amounts and the $14.9 million release of valuation allowance during the three months ended March 31, 2021 was considered to be reversed and excluded from adjusted net income (loss) attributable to Camping World Holdings, Inc. – diluted for purposes of this calculation.

(l)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(m)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included elsewhere in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for long-lived asset impairment, lease termination costs, gains and loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Contacts

Investors:
InvestorRelations@campingworld.com
(866) 895-5330

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com